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                                                                   EXHIBIT 10.14





                                            As of February 1, 1996



[NAME]
[ADDRESS]

Dear Mr. ________:

                 This letter will evidence the agreement of Lone Star Industries, Inc. and its successors and assigns (the "Company") with you on the terms specified herein.

                 1. If, after the occurrence of a Change in Control, "Substantially Comparable" employment (as defined below) does not continue to be offered to you by the Company for a period of at least one year following such Change in Control (whether because of a termination of your employment by such Company for any reason, or because of a change in the terms of such employment so that it is no longer Substantially Comparable to your employment by the Company prior to the Change in Control), and as a result your employment is terminated by you or the Company) or if you separate from the Company (or are terminated by the Company) for any reason in the thirty-day period commencing on the first anniversary of the occurrence of a Change in Control, then, you shall be entitled to severance in an amount equal to the greater of
(A) thirty months of your base salary as in effect upon your
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[NAME]
As of February 1, 1996
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separation of employment from the Company or (B) thirty months of your base salary as in effect immediately prior to the Change in Control (the higher of the salary upon your separation or immediately prior to the Change in Control hereinafter referred to as the "Effective Base Salary"). Such severance shall be paid in a lump sum on the effective date of the termination of your employment. In addition, (A) you and your spouse and eligible dependents shall continue to receive health insurance and medical benefits under the Company's Executive Medical Plan (as in effect immediately prior to such Change in Control) during a period of thirty months commencing upon the termination of your employment and (B) you shall receive such life insurance as is in effect immediately prior to such Change in Control during a period of thirty months commencing upon the termination of your employment. In addition, you shall be deemed to have continued your employment at your Effective Base Salary during such thirty-month period for purposes of vesting, eligibility and benefit accrual under any applicable employee pension plan and shall receive, within fifteen days after the commencement of the thirty-month period of benefit continuation, a lump sum payment equal to the present value of any additional benefits to which you would have been entitled under any Company employee pension plan (and, if eligible, the Company's Supplemental Employee Retirement
Plan) had the thirty-month period counted for purposes of vesting,




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[NAME]
As of February 1, 1996
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eligibility and benefit accrual (discounted at 5% per annum) as computed by the actuarial firm engaged by the Company immediately prior to the Change in Control. Nothing in this Agreement shall limit your eligibility for or entitlement to any benefits or programs to which you are otherwise entitled, including any severance due under the Company's regular severance policy ("Policy Severance"). However, if you are entitled to severance under this Agreement, you will also be entitled to receive any Policy Severance in a lump sum at date of termination. Any severance received under this Agreement shall be reduced by any Policy Severance actually received by you.

                 Without limiting your right to the life and health insurance coverage set forth above, you shall continue to have the right to apply for and secure your entitlement to any life insurance and health coverage you may become entitled to as a retiree or terminated employee awaiting retirement eligibility (e.g., retiree health and life insurance) or as a terminated employee (e.g., "COBRA" insurance). It is not the intent of this agreement to provide for any duplication of insurance coverage; but any benefit contribution payment made by you in connection with one coverage (e.g., Company provided Executive Medical) shall be an offset against the same type of obligation under a comparable plan in which you may be a participant (e.g., retiree





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[NAME]
As of February 1, 1996
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medical or COBRA medical insurance) for the same period of coverage).

                 2. For purposes of this Agreement (i) a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:

                 (i) Any acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of common stock of the Company (the "Common Stock") and/or other voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities") after which acquisition such individual, entity or group is the beneficial owner of twenty percent (20%) or more of either (1) the then outstanding shares of Common Stock or (2) the Outstanding Company Voting Securities; excluding, however, the following:
(A)(1) any acquisition by the Company, (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (3) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a Corporate Transaction), if, pursuant to such Corporate





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[NAME]
As of February 1, 1996
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Transaction, the conditions described in clauses (1), (2) and (3) of paragraph
(iii) of this Section 2 are satisfied; or (B) any transaction in which the Chief Executive Officer and President of the Company (both as of the date of this Agreement and subject to health related availability) (1) retain their current positions with the Company immediately after such transaction and (2) will immediately after such transaction beneficially own an aggregate (for both such executives), directly or indirectly (including, without limitation, ownership by family members, trusts or foundations for or controlled by family members), more than 5% of either the (a) then outstanding shares of common stock of the Company and/or (b) the other voting securities of the Company entitled to vote generally in the election of directors (any transaction under the clause (B) hereinafter referred to as a "Management Event").

                 (ii) A change in the composition of the Board of Directors of the Company (other than in connection with a Management Event) such that the individuals who, as of the date hereof, comprise a class of directors of the Board (the members of each class of directors of the Board as of the date hereof shall be hereinafter referred to as an "Incumbent Class" and the members of all of the Incumbent Classes shall be hereinafter collectively referred to as the "Incumbent Board") cease for any





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[NAME]
As of February 1, 1996
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reason to constitute at least a majority of the class; provided, however, for purposes of this subsection that any individual who becomes a member of an Incumbent Class subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved in advance or contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent Board and a majority of those individuals who are members of such Incumbent Class (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Class; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company or actual or threatened tender offer for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the Company) shall not be so considered as a member of the Incumbent Class; or

                 (iii) The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate





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[NAME]
As of February 1, 1996
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Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); excluding, however, a Management Event or a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than eighty percent (80%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors,
(2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding





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[NAME]
As of February 1, 1996
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securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of board of directors of the corporation resulting from such Corporate Transaction; or

                 (iv) The approval of the stockholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation (A) in connection with a Management Event or (B) with respect to which following such sale or other disposition, (1) more than eighty percent (80%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, (2) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning,





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[NAME]
As of February 1, 1996
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immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

                 3. For purposes of this Agreement, "Substantially Comparable" employment shall mean employment which (a) has a base salary which is equal to or higher than your Effective Base Salary and a benefits package which, in total, is equivalent or superior to your benefits package in effect prior to the Change in Control; (b) is at the same or a higher Level of Responsibility and Title; and (c) is at a location no more than 25 miles from (and located in the same State as) your then current employment location. "Level of Responsibility and Title" are set forth in Exhibit A hereto. In any dispute under this Agreement concerning "Substantially Comparable" employment, the





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[NAME]
As of February 1, 1996
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burden of proving that your employment was not "Substantially Comparable" shall be with the Company.

                 4. (i) Immediately upon the occurrence of a Change in Control, the Company shall: (A) establish a grantor trust subject to the claims of the Company's creditors (commonly referred to as a "Rabbi Trust"); and (B) contribute to the Rabbi Trust an amount sufficient to provide for the severance benefits and payment of all other benefits under Section 1 of this Agreement. The amount of payments made to you from the Rabbi Trust shall be determined by the accounting firm engaged by the Company immediately prior to the Change in Control and reviewed by outside legal counsel (which costs shall be borne by the Company). Payments made to you under this Agreement shall be made from such Rabbi Trust unless made directly by the Company; provided however, that in the event the funds contributed in the Rabbi Trust by the Company on your behalf are insufficient to provide for benefits under this Agreement, nothing in this Agreement shall limit the Company's liability to you for payments hereunder. The Rabbi Trust shall terminate and any remaining assets shall be returned to the Company no sooner than July 1, 2005, unless you have provided written notice of an unsatisfied claim to the trustee of the Rabbi Trust, in which case the Rabbi Trust shall not terminate until such claim is resolved pursuant to paragraph 9.





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[NAME]
As of February 1, 1996
Page 11



                 (ii) The Company agrees to use its best efforts to provide the benefits under the Executive Medical Plan to you and your eligible dependents in a manner that will not result in any income inclusion under federal, state or local tax law. To the extent, any such income inclusion results to either you or your eligible dependents, you and your eligible dependents (as the case may be) shall receive an annual payment from the Company to fully pay for the federal, state or local tax on such income inclusion (a "Gross-up Payment") as well as any income inclusion from the Gross-up Payment based on the highest marginal tax rate on the payment, so that neither you nor your eligible dependents have any net tax liability as a result of participation in the Executive Medical Plan. Such payments will be made by the Company within 15 days of final determination by the Internal Revenue Service (I.R.S.), state taxing authorities or Court of Law that taxes are due or, if it is determined in advance of any audit that the payments will be taxable, 30 days after the end of the calendar year such payments are includible in income.

                 5. This Agreement shall not confer upon you any right to continuance of employment with the Company or with any successor or in any way interfere with the right of the Company or such successor to terminate such employment.





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[NAME]
As of February 1, 1996
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                 6.   This Agreement constitutes the entire agreement
between the parties and may not be changed or modified except by an agreement in writing signed by you and the Company. The effectiveness of this Agreement shall commence as of February 1, 1996 and shall terminate on July 1, 1999.

                 7. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

                 8. This Agreement shall inure to the benefit of, and be binding upon, any successor in interest or assign of the Company including, without limitation, purchaser of all or substantially all of the assets of the Company and the surviving entity of any merger or consolidation to which the Company is a party. This Agreement cannot be assigned by you without prior written consent of the Company.

                 9.   a.   Any dispute relating to this Agreement arising
between you and the Company (or any successor or assign) shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceedings, including the rendering of an award, shall take place in Stamford, Connecticut (or such other location mutually agreed upon by the Company and you), and shall be administered by the AAA.





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[NAME]
As of February 1, 1996
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                      b.   The arbitral tribunal shall be appointed within 30
days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Company, one by you, and the third by both you and the Company jointly; provided, however, that, if you and the Company do not select the third arbitrator within such 30-day period, such third arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by the parties of their inability to choose such third arbitrator.

c. Decisions of such arbitral tribunal shall be in accordance with the laws of the State of Connecticut (excluding the conflicts of law rules which require the application of any other law). The award of any such arbitral tribunal shall be final (except as otherwise provided by the laws of the State of Connecticut and the Federal laws of the United States, to the extent applicable). Judgement upon such award may be entered by the prevailing party in any state or Federal court sitting in Connecticut or any other court having jurisdiction thereof, or application may be made by such prevailing party to any such court for judicial acceptance of such award and an order of enforcement.

                      d. The Company shall reimburse you for all costs, including reasonable attorneys' fees, in connection with





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[NAME]
As of February 1, 1996
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any proceeding (whether or not in arbitration) to obtain or enforce any right or benefit under this Agreement in which you are the prevailing party.

                      e. Without intending to limit the remedies available to you, the Company acknowledges that a breach of any of the covenants contained in this Agreement may result in material irreparable injury to you for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, you shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction requiring the Company to specific performance or such other relief as may be required to specifically enforce any of the provisions of this Agreement.

                 10. Notwithstanding anything else herein, to the extent you would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") on the amounts in Section 1 above required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts provided under this Agreement shall be automatically reduced to an amount one dollar less than that, when combined with such other amounts and benefits required





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[NAME]
As of February 1, 1996
Page 15



to be so included, would subject you to the excise tax under Section 4999 of the Code.

                 11. No later than May 1, 1996, the Company shall purchase, on your behalf, an insurance policy to cover any of your litigation costs (or your spouse) associated with the enforcement of this Agreement against the Company (or defense against claims made under this Agreement by the Company) in an amount of $100,000. The Company shall fully reimburse you for the federal, state and local income and employment-related taxes incurred by you in connection with the purchase of such policy (the "Reimbursement") and any federal, state or local taxes on the Reimbursement, based on the highest marginal tax rate in effect, so that you have no federal, state or local tax liability as a result of this Section.

                 12.  All notices, communications, etc., shall be sent to

                      (a)     Corporate Secretary
                              Lone Star Industries, Inc.
                              300 First Stamford Place
                              Stamford, CT  06912

                      (b)     [NAME]
                              [ADDRESS]





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[NAME]
As of February 1, 1996
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                 13.  This Agreement replaces and supersedes the Agreement
between the Company and the Executive, dated July 1, 1994.

                                        Very truly yours,

                                        LONE STAR INDUSTRIES, INC.


                                        By_____________________________________


Read and Agreed to:

_______________________________





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